UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

    COMMSCOPE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(6)	Amount Previously Paid:

(7)	Form, Schedule or Registration Statement No.:

(8)	Filing Party:

(9)	Date Filed:

This filing consists of a press release issued by CommScope, Inc. on December 14, 2010.

News Release: For Immediate Release

Independent Proxy Advisory Firm, Glass Lewis, Recommends

CommScope Stockholders Vote “FOR” Merger With

The Carlyle Group

Glass Lewis Joins ISS in Supporting Merger

CommScope Urges All Stockholders to Vote “FOR” the

Proposed Merger on their Proxy Cards Today

HICKORY, NC, December 14, 2010 – CommScope, Inc. (NYSE: CTV), a global leader in infrastructure solutions for communications networks, today announced that Glass Lewis & Co., a leading independent proxy advisory firm, recommends that CommScope stockholders vote “FOR” the company’s proposed merger with an affiliate of global alternative asset manager The Carlyle Group at the special meeting of stockholders, scheduled for December 30, 2010.

Both Glass Lewis and another leading independent proxy advisory firm, ISS, have recommended that CommScope stockholders vote for “FOR” the proposed transaction with Carlyle.

“We are pleased Glass Lewis has joined ISS in recommending that CommScope stockholders vote in favor of the proposed transaction with Carlyle,” said Frank Drendel, chairman of the board and chief executive officer, CommScope. “We continue to believe that this transaction is in the best interests of CommScope’s stockholders, customers and employees, and we urge all stockholders to vote ‘FOR’ the merger today.”

As previously announced, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice granted early termination of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the merger. The transaction remains subject to antitrust clearance in the People’s Republic of China and approval of CommScope stockholders, as well as other customary closing conditions, and is expected to close in the first quarter of 2011.

CommScope noted that the 30-calendar day waiting period in the People’s Republic of China for review of the company’s specific Chinese antitrust filings has commenced and is expected to conclude in early January.

Under the terms of the definitive merger agreement between CommScope and Carlyle, previously announced on October 27, 2010, funds affiliated with Carlyle will acquire all outstanding shares of CommScope common stock for $31.50 per share in cash.

A special meeting of CommScope stockholders to consider and vote upon the proposed transaction will be held at 2 p.m. EST on December 30, 2010, at the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. CommScope stockholders of record as of the close of business on December 3, 2010, are entitled to vote at the special meeting.

CommScope stockholders are encouraged to read the company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the board of directors’ unanimous recommendation that stockholders vote “FOR” the approval and adoption of the merger agreement and the merger.

CommScope stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the company’s proxy solicitor, Morrow & Co, LLC, 470 West Avenue - 3rd Floor, Stamford, CT 06902, or by calling toll free at 800-969-2372 (for stockholders) or 800-662-5200 (for brokerage firms and banks), or email commscope.info@morrowco.com.

Allen & Company LLC is serving as financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal advisor to CommScope in connection with the transaction.

–END–

About CommScope

CommScope, Inc. (NYSE: CTV; www.commscope.com) provides essential infrastructure that makes communication possible. We empower people to connect and communicate seamlessly where, when, and how they choose. Our solutions and services for wired and wireless networks enable high-bandwidth data, video, and voice applications everywhere – at home, at work, and on the go. Through every wave of technology, CommScope helps the world connect and evolve. Backed by numerous respected brands such as Andrew®, SYSTIMAX® and Uniprise®, CommScope supports customers in more than 100 countries around the world through its focus on integrity, ethics, quality and technical innovation.

About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $97.7 billion of assets under management committed to 78 funds as of September 30, 2010. Carlyle invests across three asset classes - private equity, real estate and credit alternatives - in Africa, Asia, Australia, Europe, North America and South America focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $64.7 billion of equity in 1015 transactions. The Carlyle Group employs more than 900 people in 19 countries. As of June 30, 2009, in the aggregate, Carlyle portfolio companies have more than $84 billion in revenue and employ more than 398,000 people around the world. Web: www.carlyle.com; Case Studies: www.carlylegroupcreatesvalue.com; Video: www.youtube.com/OneCarlyle

Forward Looking Statements

This press release includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, CommScope, Inc. (the “Company”) filed a definitive proxy statement and form of proxy with the Securities and Exchange Commission (“SEC”) on December 6, 2010. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION. The Company’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to CommScope, Inc., Attn: Secretary, 1100 CommScope Place SE, Hickory, North Carolina 28602, telephone: (828) 324-2200, or from the Company’s website, http://www.commscope.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC

Contacts:

For CommScope Investor Contacts: Philip Armstrong +1 828-323-4848	For The Carlyle Group News Media Contact: Chris Ullman +1 202-729-5399 or chris.ullman@carlyle.com
Mark Huegerich +1 828-431-2540
News Media Contact: Rick Aspan +1 708-236-6568 or publicrelations@commscope.com
Matthew Sherman or James Golden Joele Frank, Wilkinson Brimmer Katcher +1 212-355-4449